UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2021

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of First BanCorp (the “Corporation”) held on May 21, 2021, stockholders of the Corporation voted on the following proposals, which are described in more detail in the Corporation’s Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders filed by the Corporation with the Securities and Exchange Commission on April 7, 2021. The voting results are as follows:

Proposal 1 – Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Juan Acosta Reboyras	170,948,185	5,922,418	19,065
Aurelio Alemán	175,724,586	1,153,218	11,864
Luz A. Crespo	173,581,749	3,288,829	19,090
Tracey Dedrick	175,639,979	1,223,264	26,425
Patricia M. Eaves	175,694,042	1,163,696	31,930
Daniel E. Frye	175,627,142	1,227,617	34,909
John A. Heffern	174,562,322	2,298,329	29,017
Roberto R. Herencia	149,209,140	27,661,470	19,058
Félix M. Villamil	175,714,909	1,155,500	19,259

Broker Non- Vote         17,038,115           shares for each director.

Proposal 2 – Non-binding Approval of 2020 Executive Compensation of the Corporation’s named executive officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
143,583,575	32,599,076	707,017	17,038,115

Proposal 3 – Ratify the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for 2021 Fiscal Year

Votes For	Votes Against	Votes Abstained
193,387,198	161,292	379,293

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021	First BanCorp.

	By:	/s/ Sara Alvarez
	Name:	Sara Alvarez
	Title:	EVP and General Counsel